    As filed with the Securities and Exchange Commission on December 13, 2006
                                              Registration Statement No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             ----------------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)

                             ----------------------

                   ISLAND OF GUERNSEY                                            NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                      SUITE 5, TOWER HILL HOUSE LE BORDAGE
           ST. PETER PORT, ISLAND OF GUERNSEY, GY1 3QT CHANNEL ISLANDS
              (Address of registrant's principal executive offices)

                       CRAMER SYSTEMS GROUP Y SHARE SCHEME
                            (Full Title of the Plan)

                                  AMDOCS, INC.
           1390 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                     ATTENTION: THOMAS G. O'BRIEN, TREASURER
                     (Name and address of agent for service)

                                 (314) 212-8328
          (Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             ROBERT A. SCHWED, ESQ.
                    WILMER CUTLER PICKERING HALE AND DORR LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 937-7200

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

                                                            Amount             Proposed Maximum   Proposed Maximum    Amount of
                                                             to be              Offering Price       Aggregate       Registration
Title of Securities to be Registered                     Registered (1)           Per Share        Offering Price        Fee
------------------------------------                     --------------           ---------        --------------        ---
Ordinary Shares, (Pound Sterling)0.01 par value.......   4,179 Ordinary Shares      $38.37 (2)        $160,349 (2)        $17.16

(1) Consists of Ordinary Shares, par value (Pound Sterling)0.01, of Amdocs Limited (the "Registrant") issuable under the Cramer Systems Group Limited ("Cramer") Y Share Scheme. Pursuant and subject to the terms of the Share Sale and Purchase Agreement relating to Cramer, dated July 18, 2006, by and among the Registrant, Amdocs Astrum Limited and certain shareholders of Cramer, as amended (the "Agreement"), the Registrant assumed the Cramer Enterprise Management Y Share Scheme, and is required to grant replacement awards under that plan to certain Cramer employees who continued to be employed by the Registrant following the acquisition, with appropriate adjustments to the number of shares and exercise price of each award. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $38.37, the average of the high and low sale prices of the Ordinary Shares of the Registrant on the New York Stock Exchange on December 11, 2006, in accordance with Rule 457(c) of the Securities Act of 1933, as amended, for the aggregate 4,179 ordinary shares covered by this registration statement.

      The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 252,261 Ordinary Shares previously registered under the Company's registration statement on Form S-8 filed on September 27, 2006 (File No. 333-137617).

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed to register additional Ordinary Shares of Amdocs Limited (the "Registrant") issuable pursuant to the Cramer Systems Group Limited ("Cramer") Y Share Scheme (the "Scheme"). On August 14, 2006, a subsidiary of the Registrant completed its acquisition of all the shares of capital stock of Cramer on the terms and conditions set forth in the Share Sale and Purchase Agreement relating to Cramer, dated July 18, 2006, by and among the Registrant, Amdocs Astrum Limited and certain shareholders of Cramer, as amended (the "Agreement"). Pursuant to the Agreement, among other things Cramer became an indirect wholly owned subsidiary of the Registrant, and the Registrant assumed the Scheme.

                           INCORPORATION BY REFERENCE

      Pursuant to General Instruction E to Form S-8, the contents of one registration statement on Form S-8 (File No. 333-137617) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Scheme are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 13th day of December, 2006.

                                    AMDOCS LIMITED

                                    By:  /s/ Thomas G. O'Brien
                                        ----------------------------------------
                                         Thomas G. O'Brien
                                         Treasurer and Secretary
                                         Authorized U.S. Representative

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Bruce K. Anderson and Thomas G. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                            Title                          Date
         ---------                            -----                          ----
/s/ Bruce K. Anderson        Chairman of the Board                     December 13, 2006
---------------------------
Bruce K. Anderson

/s/ Dov Baharav              Director and Principal Executive Officer  December 13, 2006
---------------------------
Dov Baharav

                             Principal Financial and Accounting        December 13, 2006
/s/ Ron Moskovitz            Officer
---------------------------
Ron Moskovitz

/s/ Robert A. Minicucci      Director                                  December 13, 2006
---------------------------
Robert A. Minicucci

/s/ Adrian Gardner           Director                                  December 13, 2006
---------------------------
Adrian Gardner

/s/ Julian A. Brodsky        Director                                  December 13, 2006
---------------------------
Julian A. Brodsky

/s/ Charles E. Foster        Director                                  December 13, 2006
---------------------------
Charles E. Foster

/s/ Eli Gelman               Director                                  December 13, 2006
---------------------------
Eli Gelman

/s/ James S. Kahan           Director                                  December 13, 2006
---------------------------
James S. Kahan


/s/ Nehemia Lemelbaum        Director                                  December 13, 2006
---------------------------
Nehemia Lemelbaum

/s/ John T. McLennan         Director                                  December 13, 2006
---------------------------
John T. McLennan

/s/ Simon Olswang            Director                                  December 13, 2006
---------------------------
Simon Olswang

                             Director                                  December 13, 2006
---------------------------
Mario Segal

                             Director                                  December 13, 2006
---------------------------
Joseph Vardi

                                  EXHIBIT INDEX

  Exhibit
  Number    Description
  ------    -----------
    5.1     Opinion of Carey Olsen.

   23.1     Consent of Carey Olsen (included in Exhibit 5.1).

   23.2     Consent of Ernst & Young LLP.

   24.1 Power of Attorney (included on the signature page of this Registration Statement).

   99.1     Y Share Scheme of Cramer Systems Group Limited